GORDON K.W. GEE
Chartered Accountant                                                                                                                                                                                     #601 - 325 Howe Street Vancouver, BC V6C 1Z7
An Incorporated Professional                                                                                                                                                                           Telephone: (604) 689 - 8815 Facsimile: (604) 689 - 8838
                                                                                                                                                                                      Email: gkwg@telus.net

27 October 2006

United States Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, DC 20549

Dear Sirs / Mesdames

Regarding:       Registration Statement on Form SB-2/A2
         AfterGlow Explorations Inc., a Nevada Corporation

CONSENT OF INDEPENDENT AUDITOR

I consent to the reference to my firm under the caption “Experts” and to the use of my report dated 07 June 2006 on audited financial statements for the period from the inception date of 21 March 2006 to 30 April 2006, and as to related Note 1, included in the Registration Statement on Form SB-2/A2 and related Prospectus of AfterGlow Explorations Inc. for the registration of shares of its common stock.

Yours sincerely,

[Missing Graphic Reference]

Gordon K.W. Gee Ltd.

Vancouver, B.C. Canada
27 October 2006